EXHIBIT 15.1

June 18, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2008 on our review of interim financial information of Cabot Oil & Gas Corporation for the three month periods ended March 31, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statement on Form S-3 dated June 18, 2008.

Very truly yours,

/s/ PricewaterhouseCoopers LLP